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                                                                    EXHIBIT 23.2


                  [LETTERHEAD OF ROSCOE POSTLE ASSOCIATES INC.]




                                     CONSENT


TO:               FNX MINING COMPANY INC.

RE: TECHNICAL REPORT OF ROSCOE POSTLE ASSOCIATES INC. DATED MARCH 5, 2003 IN RESPECT OF THE McCREEDY WEST MINE PROPERTY MINERAL RESOURCES


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         Reference is made to the technical report dated March 5, 2003 prepared for FNX by Roscoe Postle Associates Inc. entitled "Review of the Mineral Resources of the McCreedy Mine Property, Sudbury Area, Ontario Prepared for FNX Mining Company Inc."

         The undersigned hereby consents to the inclusion of the Technical Report in the registration statement on Form 40-F for filing by FNX with the United States Securities and Exchange Commission.

Dated this 29th day of May, 2003.

                                        ROSCOE POSTLE ASSOCIATES INC.



                                        "Graham G. Clow"
                                        -------------------------------------
                                        GRAHAM G. CLOW
                                        VICE PRESIDENT